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                                                                       EXHIBIT j

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Post-Effective Amendment No. 12 to the registration statement on Form N-1A ("Registration Statement") of our report dated February 19, 2001, relating to the financial statements and financial highlights of the AIM Series Trust (consisting of the AIM Global Trends Fund), which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Independent Accountant" and "Financial Highlights" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

April 23, 2001